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                                                                    Exhibit 10.3

                          AGREEMENT TO AMEND EMPLOYMENT
              AND NONCOMPETITION AGREEMENT AND SEVERANCE AGREEMENT

            This Agreement to Amend the Amendment and Restatement of Employment and Noncompetition Agreement and the Amendment and Restatement of Severance Agreement (the "Amendment Agreement") is entered into this 3rd day of August, 2006, by and between Michael Maturo (the "Executive") and Reckson Associates Realty Corp. (the "Employer").

            WHEREAS, the Executive and the Employer are parties to (a) the Amendment and Restatement of Employment and Noncompetition Agreement (the "Original Agreement"), dated as of August 15, 2000, by and between the Executive and the Employer as amended by the Agreement for Extension of Employment and Noncompetition Agreement (the "Initial Extension Agreement"), dated September 27, 2005, by and between the Executive and the Employer, the Agreement for Extension of Employment and Noncompetition Agreement (the "Second Extension Agreement"), dated December 6, 2005 and the Agreement for Extension of Employment and Noncompetition Agreement (the "Third Extension Agreement" and, together with the Initial Extension Agreement and the Second Extension Agreement, the "Extension Agreements"), dated February 14, 2006 (the Original Agreement as amended by the Extension Agreements, the "Employment Agreement") and (b) the Amendment and Restatement of Severance Agreement dated as of August 15, 2000 (the "Severance Agreement");

            WHEREAS, the Executive and the Employer wish to amend the Employment Agreement to extend the term in all respects through and including April 30, 2007; and

            WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger by and among Spirit, Wyoming Acquisition Corp., Wyoming Acquisition GP, Wyoming Acquisition Partnership LP, RRR and RRR Operating Partnership, L.P. dated as of the date herewith (the "Merger Agreement"), the Executive and Employer wish to amend the Employment Agreement and the Severance Agreement in certain other respects, provided, that in the event the Merger Agreement (and the transactions contemplated by the Merger Agreement) terminates pursuant to Section 7.1 of the Merger Agreement (a "Termination Event"), certain amendments set forth herein automatically will be deemed to be of no force and effect and will be void ab initio.

            NOW, THEREFORE, the Executive and the Employer hereby agree as follows:

            1. The term of the Employment Agreement is hereby extended through and including April 30, 2007. The Employment Agreement shall terminate on May 1, 2007 unless extended for such period or periods, if any, as agreed to by the Executive and the Employer (subject to earlier termination as provided therein). In accordance with the foregoing, all rights, duties and obligations set forth under the Employment Agreement shall be in full force and effect through and including April 30, 2007, unless sooner terminated by the Executive and the Employer.
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            2. Section 8 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

            "8. Noncompetition Covenant.

                       (a) Because Executive's services to the Employer are essential and because Executive has access to the Employer's confidential information, Executive covenants and agrees that commencing on the date hereof until the earlier to occur of (i) August 3, 2007 and (ii) the six-month anniversary of the Closing Date (as defined in the Merger Agreement), the Executive will not:

                                 (A) engage, participate or assist, as an owner,
                  partner, director, officer, trustee or agent, in any business that primarily engages or attempts to engage in, directly or indirectly, the acquisition, operation or management of any office real estate property in any of the submarkets in the borough of Manhattan, New York, or

                                 (B) intentionally interfere with, disrupt or
                  attempt to disrupt the relationship, contractual or otherwise, between the Employer or its affiliates and any tenant, supplier, contractor, lender, employee or governmental agency or authority in connection with any office real estate property in the borough of Manhattan, New York.

                       (b) Notwithstanding anything contained herein to the contrary, Executive is not prohibited by this Section 8 from (i) making investments in any entity that engages, directly or indirectly, in the acquisition, development, construction, operation, management or leasing of industrial or office real estate properties, regardless of where they are located, if the shares or other ownership interests of such entity are publicly traded and Executive's aggregate investment in such entity constitutes less than five percent (5%) of the equity ownership of such entity, or (ii) providing services to FrontLine and its affiliates.

                   (c) The provisions of this Section 8 shall survive the termination of this Agreement."

            Notwithstanding the foregoing, in the event a Termination Event occurs, the amendments set forth herein to Section 8 of the Employment Agreement automatically will be deemed to be of no force and effect and will be void ab initio, and the original provisions of Section 8 of the Employment Agreement will remain in effect.

            3. Section 2 of the Severance Agreement is hereby amended and restated in its entirety to read as follows:

            "2. Term. The term and duration of this Agreement shall be identical to the term of the Employment Agreement, provided, however, that if a Change-in-Control shall occur during the Employment Period, the term of this Agreement, the Employment Agreement and the Employment Period
         shall continue in effect until the later of (i) the date on which the term of the Employment Agreement otherwise would have ended or (ii) the date which is thirty-six months beyond the end of the calendar year in which the Change-in-Control occurs. Section 1 of the Employment Agreement is hereby amended in accordance with the foregoing."
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            4. Section 3 of the Severance Agreement is hereby amended to include the addition of the following Section 3(d):

         "(d) Cap on Payments. The Executive acknowledges and agrees that the maximum amount of the Severance Payment and other payments to be paid to him under Sections 3(c)(i) (other than accrued base salary and vacation), 3(c)(ii), 3(c)(iv), 3(c)(vi) and 3(c)(viii) of the Severance Agreement will not exceed $17,600,637. In addition, the Executive hereby waives the vesting and payment and any other rights with respect to those unvested LTIP OP Units as set forth on Schedule I (as defined in the Merger Agreement).

         For purposes of clarification, the parties agree that nothing herein is intended to limit (1) any payments that may be due to the Executive under Sections 3(c)(iii), 3(c)(v), 3(c)(vii), 4, 5 or 6 of the Severance Agreement, (2) payment of the Special Outperformance LTIP or
         (3) non-cash benefits (other than as provided above) such as the vesting or exercise of restricted stock or other stock rights, stock loan forgiveness, profits interests in the operating partnership, partnership units and assignment of split dollar life insurance policies.

         The Executive agrees that the Employer may in its discretion pay, in cash or a note, the Severance Payments during calendar year 2006."

            Notwithstanding the foregoing, in the event a Termination Event occurs, the amendment set forth herein to Section 3 of the Severance Agreement automatically will be deemed to be of no force and effect and will be void ab initio, and the original provisions of Section 3 of the Severance Agreement will remain in effect.

            5. Section 5 of the Severance Agreement is hereby amended to include the addition of the following sentence:

            "Notwithstanding anything else to the contrary set forth herein, in the event tax counsel selected by the Executive and reasonably acceptable to the Employer determines that the aggregate amount of all Payments the Executive will receive would equal or exceed 105% of the Reduced Amount, the Severance Amount will be reduced by the amount necessary so that the Payments are equal to the Reduced Amount.

         For purposes of this Section 5, a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; "Present Value" shall mean such value as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code; and "Reduced Amount" shall mean an amount expressed in Present Value that maximizes the aggregate Present Value of Payments without causing any Payment to be taxable under Section 4999 of the Code."
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            Notwithstanding the foregoing, in the event a Termination Event occurs, the amendment set forth herein to Section 5 of the Severance Agreement automatically will be deemed to be of no force and effect and will be void ab initio, and the original provisions of Section 5 of the Severance Agreement will remain in effect.

            6. The provisions of Sections 4, 5 and 6 of the Severance Agreement will survive any termination of the Employment Agreement and the Severance Agreement.

            7. This Amendment Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

            8. This Amendment Agreement shall be construed and governed by the laws of the State of New York.

                                    * * * * *

            IN WITNESS WHEREOF, this Amendment Agreement is entered into as of the date first set forth above.

                                    RECKSON ASSOCIATES REALTY CORP.



                                    By: /s/ Peter Quick
                                        -----------------------------------
                                        Name: Peter Quick
                                        Title: Lead Director


                                    By: /s/ Michael Maturo
                                       ------------------------------------
                                        Michael Maturo